Exhibit 99.2

Media Release
For immediate release	For further information, contact:
Dana Persson, President and Chief Executive Officer
Marie Staley, Vice President and
Chief Administrative Officer

320-329-8182
www.goldenovaleggs.com

Golden Oval Eggs Eleventh Annual Meeting Attended by 250 Members
Breitkreutz, Chan, Edgington, Petersburg, and Tauer Reelected
Wilson and Hebrink Added to Board of Managers

March 18, 2005, Renville, Minnesota.  Approximately 250 people attended the Golden Oval Eggs eleventh annual meeting held Tuesday, March 15 in Morton, Minnesota. Unit holders reelected Marvin Breitkreutz, Mark Chan, Chris Edgington, Brad Petersburg and Randy Tauer, and elected Rodney Hebrink and Paul Wilson to the board of managers.   Breitkreutz, Chan and Edgington will serve 3-year terms, Hebrink and Wilson will serve 2-year terms, and Petersburg and Tauer will serve 1-year terms.

During the meeting, Chairman of the Board of Directors Breitkreutz briefly reviewed the year’s changes. Mr. Breitkreutz told unit holders 2004 was a record year for Golden Oval by any measurement. He thanked the members for their overwhelming support for conversion to an LLC in August.  He stated 2004 allowed the company to complete the Thompson complex, including the new feed mill and associated equipment.  He thanked the retiring members of the Board of Directors of Golden Oval Eggs for their “outstanding service in growing Golden Oval Eggs into industry leadership and solid investment opportunity for unit holders.” He spoke individually to the contributions of Tom Jacobs, member of the Board of Directors since the company began; and Jeff Woodley who joined the board during the Iowa expansion in 2000.

President and Chief Executive Officer Dana Persson reported on the state of the egg industry and the core strengths of Golden Oval Eggs.  He said the company’s progress has been made through careful and deliberate steps. To continue to grow unit values, the company is exploring opportunities in further processing production.

Vice President of Operations Terry Heying reported on the current projects at the Minnesota and Iowa sites, and the continued strong cost controls and competitive performance of operations.  He provided an update on the new feed mill, grain storage and shell recovery in Iowa.   In closing, he expressed appreciation for the employees in building a strong company.

Chief Financial Officer Doug Leifermann reviewed the record-breaking financial performance at fiscal 2004-year end.    He highlighted the effects of the LLC conversion and stated the strong position the company is in is due to its predictable business model, consistent production and scale of operation.  Despite the strong performance in operations, Golden Oval Eggs anticipates lower egg pricing in comparison to the prior fiscal year to adversely impact earnings.  ..

Vice President and Chief Administrative Officer Marie Staley reviewed the company’s growth to 255 employees, and noted activities and accomplishments of employees.  She also stated the company plans to continue improving accessibility of company information as needed.  She discussed the unit transfers as an LLC, the unit price and the new tax forms as a result of the company conversion to an LLC.  She spoke on the significant economic impact Golden Oval Eggs has on the communities in which it operates in Minnesota and Iowa.

Golden Oval Eggs has seven members on its board of managers and all seven seats were up for election at this meeting.  Board officers will be elected at the next meeting of the Board, which has not yet been scheduled.

Marvin Breitkreutz, 61, has served on the Golden Oval Eggs Board of Directors since its inception in 1994 and was reelected for a three year term ending in 2008.  He has served as Chairman of the Board since 2002, and is past Vice Chairman.  He has served on the Southern Minnesota Sugar Cooperative Board and as a member of the audit and pension committees, is currently Vice-Chairman of the Red River Valley Farmers Insurance Pool and served as board chair for four years.  He is also a past township supervisor and past chairman of the Renville County Farm Bureau and Scenic City Cooperative Oil.  Marvin Breitkreutz and his wife operate a farm near Renville, MN where they raise sugar beets, corn and soybeans.

Chris Edgington, 43, has served as Vice Chairman this year and was reelected for a three year term ending in 2008.  He first served as an advisory board member to the board during the Iowa expansion in 1998 and ever since as director.  He has a grain and livestock operation with his father and brother northwest of St. Ansgar, Iowa. They raise corn, soybeans, millet and alfalfa.  Their livestock enterprise is a multi-site farrow-to-finish hog operation. He currently serves on the Ag Ventures Alliance.  He previously served on the Ag Ventures Executive Board, was President of Cedar Valley Pork (a hog supply purchasing group), president of Mitchell County Pork Producers, member of the Iowa Pork Producers, the Iowa Extension Council, President of the Mitchell County Extension Board.

Mark Chan, 45, has served on the board since its 1994 inception and was reelected for a three year term ending in 2008.  He formerly served as Vice Chairman of the Board and served as Secretary this year, a position in which he has previously served. Mr. Chan is a past director of Co-op Country Farmers Elevator and ValAdCo. He is involved in a family farm corporation, raising corn, soybeans and green peas near Renville, MN.

Brad Petersburg, 48, was reelected to a one-year term.  He has served on the Board since June 1998, formerly as Chairman, Vice Chairman and as an advisory member.  Mr. Petersburg has served various roles in developing farmer-owned, value-added business ventures including: founder and board member of EXOL; founder, board member and project coordinator of Midwest Grain Processors; and founder and board member of Ag Ventures Alliance.  He also helped organize and currently serves on the boards of the Iowa Renewable Fuels Association and BIOWA Development Association. Brad and two partners also formed Rural Development Associates, which provides business development services to agribusiness clients. He has owned and managed his farm since 1979, where he raises corn and soybeans in North Central Iowa.

Randy Tauer, 42, was reelected to a one-year term.  He has served on the Board since 2003.  He raises corn, soybeans, sweet corn and peas, and manages a farrow to finish hog operation.  He is currently on the Prairie Farmers Coop Board in Dawson, and is a member of the Corn and Soybean Producers and Pork Producers of Redwood County.  He is an officer of the Knights of Columbus, a past officer of the Morgan Sportsman’s Club, and a member of the Morgan Jaycees. He farms near Morgan, Minnesota in Redwood County

Elected to the board for the first time for a two-year term, Rodney Hebrink, 48, is Senior Vice President of AgStar Financial Services, ACA, a position he has held since 1995.  He   served as Vice President and Chief Financial Officer of AgStar Financial Services, ACA from 1986 through 1995.  Previously, he was Assistant Vice President in the Agribusiness Division of Norwest Bank and at St. Paul Bank for Cooperatives. Mr. Hebrink has broad managerial skills in leadership and executing business plans. He lives in Maple Lake, Minnesota.

Also elected for the first time for a two-year term, Paul Wilson, 50, is Vice President/Loan Officer of the F & M State Bank in Clarkfield, Minnesota.  He has ownership in a turkey operation.  He serves on the boards of the Economic Development Association, the Upper Minnesota Valley Business Development, and is a member of the development board for the Clarkfield Charter School.  He is President of the Clarkfield Lions Club and the Clarkfield Lutheran Church.  He lives in Clarkfield, Minnesota.

Golden Oval Eggs was established in 1994 as an agricultural cooperative whose ownership grew to more than 700 farmers committed to assuring the future of the family farm.   Restructured as a Limited Liability Company effective September 1, 2004, today Golden Oval Eggs is a leader in the liquid egg industry, ranked among the top 10 processors, serving customers throughout the United States and Canada.

Other company information is available online at http://www.goldenovaleggs.com

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This release contains discussion of some of our expectations regarding Golden Oval Eggs, LLC’s future performance.  These forward-looking statements are based on our current views and assumptions.  Actual results could differ materially from these current expectations and projections, and from historical performance.  For example, our future results could be affected by such factors as: the competitive dynamics in the U.S. liquid egg markets and fluctuations in the cost and availability of resources and supplies.  Further discussions of these matters and information regarding the restructuring can be found in the securities filings of Golden Oval Eggs, LLC through the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval (EDGAR) system at www.SEC.gov.

Photos of Board of Managers are available online at http://www.goldenovaleggs.com/board.htm